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                                                                    EXHIBIT 10.7


     WHEREAS, the Company maintains the NIPSCO Industries, Inc. Long-Term Incentive Plan ("Plan");

     WHEREAS, the Board of Directors of the Company deems it advisable to amend the Plan to make certain changes to the Plan required by the Internal Revenue Code of 1986 and Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and to permit participants to direct the withholding of common shares to pay taxes when due;

     WHEREAS, Section 20 of the Plan permits the Board to amend the Plan in certain circumstances without shareholder approval and shareholder approval is not required under the Exchange Act or otherwise.

     NOW, THEREFORE, BE IT RESOLVED, that Section 2 of the Plan be amended in its entirety to read as follows:

     2. Administration. The Plan shall be administered by the Nominating and Compensation Committee ("Committee") of the board of directors of the Company ("Board"). The Committee shall be composed of not fewer than two members of the Board who are not employed by the Corporation. No member of the Committee may exercise discretion with respect to, or participate in, the administration of the Plan if, at any time, during the twelve-month period prior to such exercise or participation, he or she has been granted or awarded stock, restricted stock, stock options, stock appreciation rights or any other derivative security of the Company or an affiliate thereof under this Plan or any similar plan of the Company, except as permitted in Rule 16b-3(c)(2)(i)(A) through (D) under the Securities Exchange Act of 1934, as amended (the "1934 Act"). Members of the Committee shall be subject to any additional restrictions necessary to satisfy the requirements for disinterested administration of the Plan as set forth in Rule l6b-3, as it may be amended from time to time. If at any time any member of the Committee does not satisfy such disinterested administration requirements, no awards shall be made under this Plan to any person until such time as all members of the Committee satisfy such requirements. Subject to the express provisions of the Plan, the Committee may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of awards to officers and other key executive employees under the Plan (which need not be identical) and make such other determinations as it deems necessary or advisable for the administration of the Plan. The decisions of the Committee under the Plan shall be conclusive and binding. No member of the Board or the Committee shall be liable for any action taken, or determination made, hereunder in good faith. Service on the Committee shall constitute service as director of the Company so that members of the Committee shall be entitled to indemnification and reimbursement as directors of the Company pursuant to its by-laws.

     FURTHER RESOLVED, that the title of Section 7 be amended in its entirety to read "NonQualified Stock Options."

     FURTHER RESOLVED, that Sections 7(c) and 8(c) of the Plan be amended in their entirety to read as follows:


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          (c)  Payment for Shares.  Except as otherwise provided in the Plan or in any option agreement, the optionee shall pay the purchase price of the common shares upon exercise of any option (i) in cash, (ii) in cash received from a broker-dealer to whom the optionee has submitted an exercise notice consisting of a fully endorsed option (however, in the case of an optionee subject to Section 16 of the 1934 Act, this payment option shall only be available to the extent such insider complies with Regulation T issued by the Federal Reserve Board), (iii) by delivering common shares having an aggregate fair market value on the date of exercise equal to the option exercise price, (iv) by directing the Company to withhold such number of common shares otherwise issuable upon exercise of such option having an aggregate fair market value on the date of exercise equal to the option exercise price, (v) by such other medium of payment as the Committee, in its discretion, shall authorize at the time of grant, or (vi) by any combination of (i), (ii), (iii), (iv) and (v). In the case of an election pursuant to (i) or (ii) above, cash shall mean cash or a check issued by a federally insured bank or savings and loan, and made payable to NIPSCO Industries, Inc. In the case of payment pursuant to (ii), (iii) or
     (iv) above, the optionee's election must be made on or prior to the date of exercise and shall be irrevocable. In the case of an optionee who is subject to Section 16 of the 1934 Act and who elects payment pursuant to
     (iv) above, the election must be made in writing either (A) within ten (10) business days beginning on the third business day following release of the Company's quarterly or annual summary consolidated statements of earnings and ending on the twelfth business day following such date, or (B) at least six (6) months prior to the date of exercise of such option. In lieu of a separate election governing each exercise of an option, an optionee may file a blanket election with the Committee which shall govern all future exercises of options until revoked by the optionee. The Company shall issue, in the name of the optionee, stock certificates representing the total number of common shares issuable pursuant to the exercise of any option as soon as reasonably practicable after such exercise, provided that any common shares purchased by an optionee through a broker-dealer pursuant to clause (ii) above shall be delivered to such broker-dealer in accordance with 12 C.F.R. 220.3(e)(4) or other applicable provision of law.

     FURTHER RESOLVED, that a new Section 7(d) be hereby added to the Plan to read in its entirety as follows:

          (d) Transferability. Each stock option agreement shall provide that it is not transferable by the optionee otherwise than by will or the laws of descent or distribution.

     FURTHER RESOLVED, that present Section 7(d) of the Plan be renumbered as
Section 7(e) and that renumbered Section 7(e) shall be amended to add the following to the end thereof:

     For purposes of this Plan, the term "disability" shall mean the inability of an individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The Committee,


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     in its sole discretion, shall determine the date of any disability. The term "retirement" shall mean retirement as defined in the Company's pension plan.

     FURTHER RESOLVED, that the following shall be added to the beginning of the first sentence of Section 8(a) of the Plan:

     Except as provided in Section 8(b),

     FURTHER RESOLVED, that Section 8(b) of the Plan be amended in its entirety to read as follows:

          (b) Exercise of Option. Each stock option agreement shall state the period or periods of time within which the option may be exercised by the optionee, in whole or in part, which shall be such period or periods of time as may be determined by the Committee, provided that the option period shall not commence earlier than six months after the date of the grant of the option nor end later than ten years after the date of the grant of the option. The aggregate fair market value (determined with respect to each incentive stock option at the time of grant) of the common shares with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year (under all incentive stock option plans of the Company and its parent and subsidiary corporations) shall not exceed $100,000. If the aggregate fair market value (determined at the time of grant) of the common shares subject to an option, which first becomes exercisable in any calendar year exceeds the limitation of this Section 8(b), 50 much of the option that does not exceed the applicable dollar limit shall be an incentive stock option and the remainder shall be a nonqualified stock option; but in all other respects, the original option agreement shall remain in full force and effect. As used in this Section 8, the words "parent" and "subsidiary" shall have the meanings given to them in Section 425(e) and 425(f) of the Internal Revenue Code. Notwithstanding anything herein to the contrary, if an incentive stock option is granted to an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporations, within the meaning of Section 422(b)(6) of the Internal Revenue Code, (i) the purchase price of each common share subject to the incentive stock option shall be not less than one hundred ten percent (110%) of the fair market value of the common shares on the date the incentive stock option is granted, and (ii) the incentive stock option shall expire and all rights to purchase shares thereunder shall cease no later than the fifth anniversary of the date the incentive stock option was granted.

     FURTHER RESOLVED, that Section 8(e) is hereby amended by deleting the reference therein to Section 422A and substituting in lieu thereof Section 422.

     FURTHER RESOLVED, that Section 9(c) of the Plan is hereby amended by adding the following to the end thereof:

          (c) Payment for Stock Appreciation Rights. Except as otherwise provided in the


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     Plan or in any stock appreciation right agreement, the grantee shall pay the purchase price of the common shares upon exercise of a stock appreciation right (i) in cash, (ii) by delivering common shares having an aggregate fair market value on the date of exercise equal to the stock appreciation exercise right price, (iii) by directing the Company to withhold such number of common shares otherwise issuable upon exercise of such stock appreciation right having an aggregate fair market value on the date of exercise equal to the stock appreciation right exercise price, (iv) by such other medium of payment as a Committee, in its discretion, shall authorize at the time of grant, or (v) by any combination of (i), (ii),
     (iii) and (iv). In the case of an election pursuant to (i) above, cash will mean cash or a check issued by a federally insured bank or savings and loan, and made payable to NIPSCO Industries, Inc. In the case of payment pursuant to (ii) and (iii) above, the grantee's election must be made on or prior to the date of exercise and shall be irrevocable. In the case of a grantee who is subject to Section 16 of the 1934 A c t and who elects payment pursuant to (iii) above, the election must be made in writing either (A) within the ten (10) business days beginning on the third bus ness day following release of the Company's quarterly or annual summary consolidated statements of earnings and ending on the twelfth business day following such day, or (B) at least six (6) months prior to the date of exercise of such stock appreciation right. In lieu of a separate election governing each exercise of a stock appreciation right, a grantee may file a blanket election with the Committee which shall govern all future exercises of stock appreciation rights until revoked by the grantee. Notwithstanding the foregoing, in the case of a grantee of a stock appreciation right who is subject to Section 16 of the 1934 Act, the Company's right to elect to settle any part or all of its obligation arising out of the exercise of 6 stock appreciation right by the payment of cash or by check shall not apply unless such exercise occurs no/less than six months after the date of grant of the stock appreciation right and during the period beginning on the third business day following the date of release for publication of the Company's quarterly or annual summary consolidated statements of earnings and ending on the twelfth business day following such day.

     FURTHER RESOLVED, that Section 10(e) of the Plan be amended in its entirety to read as follows:

          (e) Payment of Units. Following the conclusion of each performance period, the Committee shall determine the extent to which performance targets have been attained for such period as well as the other terms and conditions established by the Committee. The Committee shall determine what, if any, payment is due on the Units. Except as otherwise provided in the Plan or in any performance unit agreement, payment, if any, shall be made (i) in cash, (ii) by delivering common shares having an aggregate air market value on the date of payment equal to the payment, (iii) by directing the Company to withhold such number of common shares otherwise issuable u on conclusion of each performance period, having an aggregate fair market value on the date of payment equal to the payment, (iv) by such other medium of payment a the Committee, in its discretion, shall authorize at the time of award, or (v) by any combination of the foregoing. Cash will mean cash or a check issued


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     by a federally insured bank or savings and loan, and made pa able to NIPSCO
     Industries, Inc. In the case of payment pursuant to (ii) and (iii) above, the election mus be made on or prior to the date of payment and shall be irrevocable. In the case of a person who is subject to Section 16 of the 1934 Act and who elects payment pursuant to (iii) above, the election must b made in writing either (A) within the ten (10) business days beginning on the third business day following release of the Company's quarterly or annual summary consolidated statements of earnings and ending on the twelfth business day following such day, or (B) at lea six months prior to the date of payment. In lieu of a separate election governing each payment for a performance unit, a blanket election may be filed with the Committee which shall govern all future payments of performance units until revoked.

     FURTHER RESOLVED, that Section 11(e) of the Plan be amended in its entirety to read as follows:

          (e) Termination Prior to Lapse of Restrictions. In the event of a participant's termination of employment, other than due to death or retirement, prior to the lapse of restrictions applicable to any shares awarded to such participant, all shares as to which there still remains unlapsed restrictions shall be forfeited by such participant without payment of any consideration to the participant, and neither the participant nor any successors, heirs, assigns, or personal representatives of such participant shall thereafter have any further rights or interest in such shares or certificates.

     FURTHER RESOLVED, that Section 16 of the Plan be amended in its entirety to read as follows:

          16. Withholding. Whenever the Company proposes or is required to issue or transfer common shares to a participant under the Plan, the Company shall have the right to require the participant to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. If such certificates have been delivered prior to the time a withholding obligation arises, the Company shall have the right to require the participant to remit to the Company an amount sufficient to satisfy all federal, state or local withholding tax requirements at the time such obligation arises and to withhold from other amounts payable to the participant, as compensation or otherwise, as necessary. Whenever payments under the Plan are to be made to a participant in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements. In lieu of requiring a participant to make a payment to the Company in an amount related to the withholding tax requirement, the Committee may, in its discretion, provide that at the participant's election, the tax withholding obligation shall be satisfied by the Company's withholding a portion of the shares otherwise distributable to the participant, such shares being valued at their fair market value at the date of exercise, or by the participant's delivering to the Company a portion of the shares previously delivered by the Company, such shares being valued at their fair market value as of the date of delivery of such shares


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     by the participant to the Company. For this purpose, the amount of required withholding shall be a specified rate not less than the statutory minimum federal and state withholding rate and not greater than the maximum federal, state and local (if any) marginal tax rate applicable to the participant and to the particular transaction. Notwithstanding any provision of the Plan to the contrary, a participant's election pursuant to the preceding sentences (a) must be made on or prior to the date as of which income is realized by the recipient in connection with the particular exercise transaction, (b) must be irrevocable, and (c) if the election is made by a participant who is subject to Section 16 of the 1934 Act, must be made in writing either (A) within ten (10) business days beginning on the third business day following the release of the Company's quarterly or annual summary consolidated statements of earnings and ending on the twelfth business day following such day, or (B) at least six (6) months prior to the effective date of the particular exercise transaction. In lieu of a separate election on each effective date of each exercise transaction, a participant may file a blanket election with the Committee which shall govern all future exercise transactions until revoked by the participant.

     FURTHER RESOLVED, that Section 20 of the Plan be amended in its entirety to read as follows:

          20. Amendment or Termination. The Board or the Committee may at any time terminate, suspend or modify the Plan without the authorization of stockholders to the extent allowed by law, including without limitation any rules issued by the Securities and Exchange Commission under Section 16 of the 1934 Act, insofar as shareholder approval thereof is required in order for the Plan to continue to satisfy the requirements of Rule 16b-3 under the 1934 Act. No termination, suspension or modification of the Plan shall adversely affect any right acquired by any participant under an award granted before the date of such termination, suspension or modification, unless such participant shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization as provided for herein does not adversely affect any such right. Any member of the Board who is an officer or employee of the Company shall be without a vote on any proposed amendment to the Plan, or on any other matter which might affect that member's individual interest under the Plan.


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